ARTICLES OF INCORPORATION
                                       OF
                           NICHOLS INSTITUTE PRODUCTS

                                        I
The name of this corporation is NICHOLS INSTITUTE PRODUCTS.

                                       II
The purposes for which this corporation is formed are:

                  (a) To engage primarily in the business of development, manufacture and distribution of reagents and materials used in medical diagnostic laboratories.

                  (b) To manufacture, buy, sell, assemble, distribute, and to otherwise acquire, or to own, hold, use, sell, assign, transfer, exchange, lease, license or otherwise dispose of, and to invest, trade, deal in and with goods, wares, merchandise, building materials, supplies and all other property of every class and description.

                  (c) To purchase, acquire, own, hold, use, lease, either as lessor or lessee, rent, sublet, grant, sell, exchange, subdivide, mortgage, deed in trust, manage, improve, cultivate, develop, maintain, construct, operate, and generally deal


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                  in, any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, boarding houses, apartment houses, hotels, business blocks, garages, warehouses, manufacturing plants, and other buildings of any kind or description, and any and all other property of every kind or description, real, personal and mixed, and any interest or right therein, including water and water rights, wheresoever situated, either in California, other states of the United States, the District of Columbia, territories and possessions of the United States and foreign countries.

                  (d) To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign or otherwise dispose of, and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing lands and hydrocarbon products of all kinds, oil, gas and mineral leases, and all rights and interests therein, and in general products of the earth and deposits, both subsoil and surface, of every nature and description.

                  (e) To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government (foreign or domestic) or other municipal or governmental


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                                        3

                  subdivision.

                  (f) To become a partner (either general or limited or both) and to enter into agreements of partnership, with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interest of this corporation or to enhance the value of its property or business.

                  (g) To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise, (i) by purchase of the assets thereof wholly or in part, (ii) by acquisition of the shares or any part thereof, or (iii) in any other manner; and to pay for the same in cash or in the shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of the whole or any part of the goodwill, business, rights and property so acquired, and to conduct, in any lawful manner, the whole or any part of any business so acquired; and to exercise all the powers


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                                        4

                  necessary or convenient in and about the management of such business.

                  (h) To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, and government, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties.

                  (i) From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect; and to appropriate any of this corporation's shares, bonds and/or assets to defray the costs, charges and expenses thereof.


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                                        5


                  (j) To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units or interests in or in respect of any trust estate, now or hereafter existing, and whether created by the laws of the State of California or any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and, while the owner of any of said shares of capital stock, to exercise all of the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

                  (k) To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held


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                                        6

                  directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

                  (l) To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank or trust company.

                  (m) To issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell, and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of California as the same are now in force or may be hereafter amended.

                  (n) To conduct and carry on, directly or indirectly, research, development


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                                        7

                  and promotional or experimental activities, and to promote or aid financially or otherwise, any person, firm or corporation engaged in such activities, or any of them.

                  (o) To carry on any business whatsoever, either as principal, agent or partner, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; and to conduct its business in this State, in other states, in the District of Columbia, in the territories and possessions of the United States, and in foreign countries.

                  (p) To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

                  The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by any reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes


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                                        8

and powers.

                                       III
The County in the State of California where the principal office for the transaction of the business of this corporation is to be located is Los Angeles County.

                                       IV
(a) This corporation is authorized to issue an aggregate of Seven Hundred Fifty Thousand (750,000) shares of Common Stock, all of one class. The aggregate par value of said shares shall be Seventy-Five Thousand Dollars ($75,000) and the par value of each of said shares shall be Ten Cents ($0.10).

(b) No holder of shares of any class of this corporation shall, as such shareholder, have any right to purchase or subscribe for any shares of this corporation which it may issue or sell, whether out of the number of shares authorized by the articles of incorporation of this corporation as originally filed or by any amendment thereof, or out of shares of this corporation acquired by it after the issue thereof; nor shall any holder of shares of any class, as such shareholder, have any right to purchase or subscribe for any obligation which this corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of this corporation, or to which shall be attached or appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such warrant


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                                        9

the right to subscribe for, or purchase from this corporation, any shares of this corporation.

                                        V
(a) The number of directors of this corporation shall be four (4) until changed by amendment to these Articles or by a by-law adopted by the shareholders.

(b) The names and addresses of the persons who are appointed to act as the first directors of this corporation are:


Name                          Address
----                          -------

Albert L. Nichols, M.D.       1300 South Beacon Street, Suite 122
                              San Pedro, California 90731

Albert A. Nichols             1300 South Beacon Street, Suite 122
                              San Pedro, California 90731

Richard Horton, M.D.          1300 South Beacon Street, Suite 122
                              San Pedro, California 90731

Horton S. Mullins             1300 South Beacon Street, Suite 122
                              San Pedro, California 90731

                                       VI
Any action required or permitted to be taken by the board of directors under any provision of the California General Corporation Law may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board.



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                                       10

                  IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 18 day of September, 1974.

                                   /s/ Albert L. Nichols, M.D.
                                   --------------------------------------
                                   Albert L. Nichols, M.D.


                                   /s/ Albert A. Nichols
                                   --------------------------------------
                                   Albert A. Nichols


                                   See next page
                                   --------------------------------------
                                   Richard Horton, M.D.


                                   /s/ Donald S. Mullins
                                   --------------------------------------
                                   Donald S. Mullins


STATE OF CALIFORNIA                     )
                                        )   ss.
COUNTY OF LOS ANGELES                   )


                  On this 18th day of September, 1974, before me, the undersigned Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared Albert L. Nichols, M.D., Albert
A. Nichols, and Donald S. Mullins known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

                  WITNESS my hand and official seal.


                                    /s/ Gary G. French
                                   --------------------------------------
                                        Notary Public


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                                       11

                  IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 19 day of September, 1974.

                                        See previous page
                                   ------------------------------------
                                   Albert L. Nichols, M.D.


                                        See previous page
                                   ------------------------------------
                                   Albert A. Nichols


                                   /s/ Richard Horton, M.D.
                                   ------------------------------------
                                   Richard Horton, M.D.


                                        See previous page
                                   ------------------------------------
                                   Donald S. Mullins


STATE OF CALIFORNIA                     )
                                        )   ss.
COUNTY OF LOS ANGELES                   )


                  On this 19th day of September, 1974, before me, the undersigned Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared Richard Horton, M.D. known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

                  WITNESS my hand and official seal.


                                    /s/ Judith M. Swayne
                                   ------------------------------------
                                        Notary Public

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           NICHOLS INSTITUTE PRODUCTS
                            A California corporation

                  Albert L. Nichols, M.D. and Albert A. Nichols certify:

                  1. That they are the President and Secretary, respectively, of Nichols Institute Products, a California corporation (the "Corporation"),

                  2. That the By-Laws of the Corporation authorize the Directors to adopt, by unanimous written consent without a meeting, resolutions amending the Articles of Incorporation; and, therefore, by unanimous written consent without a meeting, the Directors did adopt the following resolutions amending the Articles of Incorporation:

                           WHEREAS, Article IV of the Articles of Incorporation
                  of this Corporation presently authorized seven hundred fifty thousand (750,000) shares of Common Stock, ten cent ($.10) par value; and

                           WHEREAS, it is deemed in the best interests of this
                  Corporation to increase the authorized number of shares of Common Stock from seven hundred fifty thousand (750,000) shares to two million (2,000,000) shares of Common Stock and to change the par value per share from ten cents ($.10) per share to one cent ($.01); and

                           WHEREAS, it is deemed in the best interests of this
                  Corporation to make provision authorizing a class of Preferred Stock consisting of five hundred thousand (500,000) shares with a par value of one dollar ($1.00) per share; and

                           WHEREAS, it is deemed in the best interest of this
                  Corporation to increase the number of outstanding shares by effecting a split of each


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                                        2

                  outstanding share in fifty (50) shares;

                           NOW, THEREFORE, BE IT RESOLVED: that Article IV of
                  the Articles of Incorporation is hereby amended to read in full as follows:

                           "(a) This corporation is authorized to issue two
                  classes of shares to be designated respectively "Preferred" and "Common"; the total number of shares which this Corporation shall have authority to issue is two million five hundred thousand (2,500,000), and the aggregate par value of all shares that are to have par value shall be five hundred twenty thousand dollars ($520,000); the number of Preferred Shares that are to have a par value share be five hundred thousand (500,000) and the par value of each share of such class shall be one dollar ($1.00); and the number of Common Shares that are to have a par value shall be two million (2,000,000) and the par value of each share of such class shall be one cent ($.01). Upon amendment of this article to read as hereinabove set forth, each outstanding share of Common Stock, ten cent ($.10), par value is split up and converted into fifty (50) shares of Common Stock one cent ($.01) par value."

                           "(b) The Preferred shares may be issued from time to
                  time in one or more series. The board of directors is hereby authorized to fix or alter the dividend rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred shares, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the number of shares of such series."

                  3. That the stockholders of this Corporation have adopted the foregoing resolutions at a meeting held at Rancho Palos Verdes, California on October 12, 1976. That the wording of the amended article, as set forth in the Shareholder's Resolution, is the same as that set forth in the Director's Resolution in Paragraph 2, above.



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                                        3

                  4. That the number of shares which voted affirmatively for the adoption of said resolutions is 8266 ( ) and that the total number of shares entitled to vote on or to consent to said amendment is ten thousand six hundred ninety-three (10,693).

                                            /s/ Albert L. Nichols, M.D.
                                            ----------------------------------
                                            ALBERT L. NICHOLS, M.D., PRESIDENT


                                            /s/ Albert A. Nichols
                                            ----------------------------------
                                            ALBERT A. NICHOLS, SECRETARY


                  Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct. Executed at Los Angeles, California on this 13th day of October, 1976.


                                            /s/ Albert L. Nichols, M.D.
                                            ----------------------------------
                                            ALBERT L. NICHOLS, M.D., PRESIDENT


                                            /s/ Albert A. Nichols
                                            ----------------------------------
                                            ALBERT A. NICHOLS, SECRETARY

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

ALBERT L. NICHOLS, M.D. and ALBERT A. NICHOLS certify that:

                  1. They are the President and the Secretary, respectively, of NICHOLS INSTITUTE PRODUCTS, a California Corporation.

                  2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

                  "The name of this corporation is:
                  NICHOLS INSTITUTE DIAGNOSTICS".

                  3. Paragraph (a) of Article V of the Articles of Incorporation of this corporation is amended to read as follows:

                   "(a) The number of directors of this Corporation shall be no less than five (5) nor more than eight
                   (8). Within said range, the board of directors shall have the power to fix the exact number of directors; provided, however, that until the board of directors acts to fix such number, the number of directors shall be five (5).

                  4. The foregoing amendments of Articles of Incorporation has been duly approved by the board of directors.

                  5. The foregoing amendments of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the


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                                        2

Corporations Code. The total number of outstanding shares of the corporation is 582,150. The number of shares voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required was more than 50%.

                                            /s/ Albert L. Nichols, M.D.
                                            ----------------------------------
                                            ALBERT L. NICHOLS, M.D.


                                            /s/ Albert A. Nichols
                                            ----------------------------------
                                            ALBERT A. NICHOLS




         The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificates are true of their own knowledge.

                  EXECUTED at San Pedro, California on this 9th day of August, 1977.




                                            Albert L. Nichols, M.D.
                                            ----------------------------------
                                            ALBERT L. NICHOLS, M.D.


                                            Albert A. Nichols
                                            ----------------------------------
                                            ALBERT A. NICHOLS

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION


ALBERT L. NICHOLS and MARILYN I. HAUGE certify that:

         1. They are the president and the secretary, respectively, of NICHOLS INSTITUTE DIAGNOSTICS, a California corporation.

         2. Article VII is added to the articles of incorporation of this corporation to read as follows:

             "The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law."

         3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

         4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with
             Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  May 11, 1988


                                            Albert L. Nichols, M.D.
                                            ----------------------------------
                                            Albert L. Nichols, M.D., President


                                            Albert A. Nichols
                                            ----------------------------------
                                            Albert A. Nichols, Secretary